UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 13, 2007
DURA AUTOMOTIVE SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	000-21139 (Commission File Number)	38-3185711 (IRS Employer Identification No.)
2791 Research Drive, Rochester Hills, Michigan 48309
(Address of Principal Executive Offices, including Zip Code)
(248) 299-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01.  Regulation FD Disclosure.
On November 13, 2007, Dura Automotive Systems, Inc. (the “Company”), in connection with implementing its Plan of Reorganization, commenced the distribution of a confidential information memorandum to potential lenders relating to a proposed arrangement of $425 million of Senior Secured Credit Facilities. The Company is furnishing certain information included in the confidential information memorandum for the arrangement of the Senior Secured Credit Facilities so that this information will be disclosed pursuant to Regulation FD. The Company currently expects to emerge from Chapter 11 in the fourth quarter of 2007.
The information in this Item 7.01, including that incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
The confidential information memorandum discloses that the Company projects that it will generate pro forma revenue of approximately $1.8 billion and Pro Forma Adjusted EBITDA of approximately $106 million for the latest twelve months ended October 31, 2007 (the “LTM Ended October 31, 2007”). This estimated information is preliminary in nature, has not been audited and has not been reviewed by our auditors. Estimates of financial results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information. Actual results may differ due to the completion of the review of this financial information by the Company’s audit committee and auditors. These estimates were prepared by the Company’s management and are based upon a number of assumptions. You are urged not to place undue reliance upon this estimated financial information. The Company’s projected revenue for the LTM Ended October 31, 2007 has been adjusted to give pro forma effect to the sale of the Company’s recreational vehicle business (Atwood Mobile Products), which was completed in August 2007.
Set forth below is a reconciliation of consolidated net income (loss) to Pro Forma Adjusted EBITDA for the LTM Ended October 31, 2007:

LTM
Ended
October 31,
2007
Consolidated net income (loss)	$(217.8)

Interest expense and financing fees	48.5
Taxes	4.6
Depreciation and amortization	78.1
Professional fees	61.0
Debt extinguishment costs	14.3
Non-recurring adjustments(1)	34.0
Other	8.0

EBITDA	30.7
Other Non-Recurring Operating Expenses(2):
Facility consolidation expenses	14.0
Other	10.4

Adjusted EBITDA	55.1
Pro Forma Adjustments(3):
Pricing improvements/facilities consolidation(4)	40.5
SG&A reductions(5)	13.9
Atwood sale and other(6)	(2.9)

Pro Forma Adjusted EBITDA	$106.6

(1)	Represents adjustments for employee severance, fixed asset impairment charges, loss on sales of assets and pension curtailment costs.

(2)	Primarily represents non-recurring operating expenses incurred by the Company in the LTM Ended October 31, 2007.

(3)	Represents the pro forma effect if such item or action had been implemented at the beginning of the LTM Ended October 31, 2007. These pro forma adjustments have been presented herein for informational purposes only and may not necessarily reflect the actual operating results of the Company had such item or action had taken place at the beginning of the period.

(4)	Represents improved contract terms negotiated with certain existing customers as well as the impact from the closure of certain facilities in North America and Western Europe and the transfer of this production to lower cost countries in conjunction with the Company’s plant rationalization strategy.

(5)	Represents the reduction in SG&A expenses in conjunction with the Company’s plant rationalization strategy.

(6)	Reflects a reduction in EBITDA as a result of the sale of the Company’s recreational vehicle business (Atwood Mobile Products), which was completed in August 2007, offset by improvements in product sourcing and the planned exit from certain unprofitable product lines.
The preceding table includes the Company’s EBITDA (which is defined as income before interest expense, income taxes, depreciation and amortization, restructuring, Chapter 11 and reorganization expenses and other non-recurring items), Adjusted EBITDA (EBITDA further adjusted to exclude certain non-recurring operating expenses incurred in connection with the Company’s plant rationalization strategy) and Pro Forma Adjusted EBITDA (Adjusted EBITDA further adjusted to give effect to the items or actions described in the footnotes above as if such items or actions had been implemented at the beginning of the period) for the LTM Ended October 31, 2007, which are considered non-GAAP financial measures under certain rules adopted by the Securities and Exchange Commission (the “SEC”). EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are included in the confidential information memorandum because they are a basis upon which the Company’s management assesses its operating performance. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income, income (loss) from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA instead of income (loss) from operations has limitations as an analytical tool, including the inability to determine profitability, the exclusion of interest expense and associated significant cash requirements, which represent significant and unavoidable operating costs given the level of our indebtedness. Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA only supplementally. Our management believes EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are useful to investors because they enable investors to evaluate how management views our businesses and because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. Our measures of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. Some adjustments to EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are not in accordance with current SEC practice or with regulations adopted by the SEC that apply to registration statements filed under the Securities Act and periodic reports filed under the Exchange Act.
In addition, the Company intends to disclose to certain potential lenders certain pojected financial information that has been updated from the projected financial information included as Exhibit H to the Disclosure Statement for the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated August 22, 2007, as supplemented (the “Disclosure Statement”). Specifically, for the year ending December 31, 2008, the estimated capital expenditures to be made by the Company has been decreased from $76.0 million to $68 million and the estimated net proceeds from asset sales has been increased from $6.4 million to $16.4 million. Copies of the Plan of Reorganization and Disclosure Statement, as well as exhibits to the Disclosure Statement, are available under the “Court Documents” section of the website of the Company’s claims and noticing agent at dura.kccllc.net. The information set forth on the foregoing website shall not be deemed to be a part of or incorporated by reference into this Form 8-K. The projections included in the Disclosure Statement and the revised projected financial information set forth above in this Form 8-K are forward-looking statements and should be read in light of the statements made below under the caption “Forward-Looking Statements.”
Forward-Looking Statements
This current report on Form 8-K includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the Company’s financial performance for the LTM Ended October 31, 2007, along with the expected benefits from certain restructuring initiatives that have been implemented or in the process of being implemented by the Company and the estimated date of the Company’s emergence from Chapter 11. These statements are based on the current expectations of the Company’s management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to,

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the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of the debtor-in-possession facility; (iii) the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time; (iv) the ability of the Company to confirm and consummate its plan of reorganization with respect to the Chapter 11 cases; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (v) the Company’s ability to maintain contracts that are critical to its operations; (vi) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (vii) the ability of the Company to continue fund and execute its business plan and to do so in a timely manner; (viii) the ability of the Company to attract, motivate and/or retain key executives and associates; (ix) the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees; general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (x) increased competition in the automotive components supply market. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, which are available at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

DURA AUTOMOTIVE SYSTEMS, INC.

/s/ Timothy Trenary
Date: November 14, 2007	C. Timothy Trenary
Vice President and Chief Financial Officer